Exhibit 99.1

Workhorse Group Reports Fourth Quarter and Full Year 2018 Results

CINCINNATI, March 18, 2019 – Workhorse Group Inc. (NASDAQ: WKHS) (“Workhorse” or “the Company”), an American technology company focused on providing sustainable and cost-effective electric-mobility solutions to the transportation sector, today reported financial results for the fourth quarter and full year ended December 31, 2018.

Full Year 2018 and Recent Operational Highlights by Product

Trucks

●	December 2018: Secured $35 million financing from Marathon Asset Management.
●	November 2018: Announced strategic partnership with Duke Energy Corporation. Duke intends to explore further development of eFleet solutions to Workhorse customers which may include single-point management and financing of all the Behind The Meter (BTM) infrastructure necessary to support depot-wide electrification, vehicle and battery leasing and distributed energy resources. Duke and Workhorse believe a seamless, integrated solution will help reduce the overall costs of converting fleets to electric power, enabling faster adoption of electric vehicles into commercial fleets.
●	October 2018: Initiated build of N-GEN 1000 prototype test vehicles.
●	October 2018: Secured purchase order from DHL.
●	October 2018: Backlog of N-GEN vehicles grew to more than 1,100 units.
●	April 2018: Deployed N-GEN-450 manufacturer test vehicles on real-world, live delivery routes in San Francisco, CA and Cincinnati, OH.
●	February 2018: W.B. Mason deployed a Workhorse electric delivery vehicle at Princeton University, marking the first delivery ever made to campus by an all-electric truck.

HorseFlyTM

●	December 2018: Performed live HorseFly package deliveries in Detroit, MI with partner StockX.
●	May 2018: Workhorse, the Federal Aviation Administration (FAA), and city of Loveland, OH, began a pilot HorseFly package delivery program.
●	April 2018: Workhorse announced that the United States Patent and Trademark Office (USPTO) had issued a patent for the HorseFly Truck Launched Drone Package Delivery System.

SureFlyTM

●	November 2018: Signed Cooperative Research and Development Agreement (CRADA) with a branch of the U.S. Military to test SureFly with a specific focus on military applications.

Recent Highlights

●	February 2019: Duane Hughes announced as Chief Executive Officer to further support company’s successful evolution from research and development stage into full scale production capabilities. Previously, Mr. Hughes had served as Workhorse President and Chief Operating Officer.
●	February 2019: Robert Willison, PhD, engineering veteran and EV industry expert, appointed as Chief Operating Officer to lead company’s transition into manufacturing.

Management Commentary

“While the fourth quarter and 2018 as a whole were a challenging time for our business, we’ve entered the new year with a different attitude and focus on improving our operational capabilities,” said Workhorse CEO Duane Hughes. “At the end of 2018, we secured a $35 million revolving loan facility, which has allowed us to repay all previously outstanding debt obligations and also provides funding towards building and delivering vehicles to customers in this calendar year. More specifically, this facility allows us to shift away from our historical method of using equity funding to buy parts and further enables us to reduce our dependence on equity sourcing and its dilutive nature. Looking ahead, our primary goal is the profitable manufacturing and delivery of the electric vehicles we currently have in our significant backlog.”

Fourth Quarter 2018 Financial Results

Sales for the fourth quarter of 2018 were recorded at $21,000, down from $5.2 million in the fourth quarter of 2017. The decrease in sales was primarily due to a decrease in volume of trucks delivered.

Selling, general and administrative expenses increased 80% to $2.7 million from $1.5 million in the same period last year. Expenses in the fourth quarter of 2017 were favorably impacted by the reversal of pre-Q4 2017 accruals. Excluding the benefit in 2017 related to the reversals, SG&A expenses in the fourth quarter of 2018 remained consistent compared to the same period last year.

Research and development expenses decreased 52% to $1.7 million from $3.6 million in the fourth quarter of 2017. The decrease in research and development expenses was due primarily to lower spending related to the US Postal Service (USPS) Next Generation Delivery Vehicle (NGDV) and SureFly.

Total operating expenses decreased 13% to $4.4 million from $5.1 million in the same period last year. The decrease in total operating expenses was due to lower R&D spending related to the initiatives previously mentioned.

Net loss was $17.7 million, compared with a net loss of $11.7 million in the fourth quarter of 2017. The change in net loss was due primarily to an increase in warranty reserve.

As of December 31, 2018, the company had cash, cash equivalents and short-term investments of $1.5 million compared to $4.1 million as of December 31, 2017.

Full Year 2018 Financial Results

Sales for the full year 2018 were $763,000, compared to $10.0 million in 2017. The decrease in sales was primarily due to a decrease in volume of trucks delivered.

Selling, general and administrative expenses for the full year 2018 increased 30% to $11.5 million from $8.8 million in the same period last year. The increase in selling, general and administrative expenses was due primarily to the reversal of accrued expenses in 2017 that were accrued in prior years and higher spending in 2018 for advertising, investment banking fees, and legal settlement.

Research and development expenses for the full year 2018 decreased 58% to $7.4 million from $17.7 million in 2017. The decrease in research and development expenses was due primarily to lower spending related to the USPS NGDV and SureFly.

Total operating expense for the full year 2018 decreased 29% to $18.9 million from $26.6 million in the same period last year. The decrease in total operating expenses was due to lower R&D spending related to the initiatives previously mentioned.

Net loss for the full year 2018 was $36.5 million, compared with a net loss in 2017 of $41.2 million. The improvement in net loss was due primarily to a decrease in R&D spending.

Conference Call

Workhorse management will hold a conference call today (March 18, 2019) at 10:00 a.m. Eastern time (7:00 a.m. Pacific time) to discuss these results.

Workhorse management will host the presentation, followed by a question and answer period.

U.S. dial-in: 877-407-8289

International dial-in: 201-689-8341

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Workhorse’s website.

A replay of the conference call will be available after 4:00 p.m. Eastern time on the same day through March 25, 2019.

Toll-free replay number: 877-660-6853

International replay number: 201-612-7415

Replay ID: 13687762

About Workhorse Group Inc.

Workhorse is a technology company focused on providing electric mobility solutions to the transportation sector. As an American original equipment manufacturer, we design and build high performance battery-electric vehicles including trucks and aircraft. Workhorse also develops cloud-based, real-time telematics performance monitoring systems that are fully integrated with our vehicles and enable fleet operators to optimize energy and route efficiency. All Workhorse vehicles are designed to make the movement of people and goods more efficient and less harmful to the environment. For additional information visit workhorse.com.

Forward-Looking Statements

This press release includes forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially include, but are not limited to: our limited operations and need to expand in the near future to fulfill product orders; risks associated with obtaining orders and executing upon such orders; the ability to protect our intellectual property; the potential lack of market acceptance of our products; potential competition; our inability to retain key members of our management team; our inability to raise additional capital to fund our operations and business plan; our inability to satisfy covenants in our financing agreements; our inability to maintain our listing of our securities on the Nasdaq Capital Market; our inability to satisfy our customer warranty claims; our ability to continue as a going concern; our liquidity and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission (“SEC”), including our annual report on Form 10-K filed with the SEC. Workhorse expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:

Matt Glover and Tom Colton

Liolios

949-574-3860

WKHS@liolios.com

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